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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               DECEMBER 17, 1998
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                1-6563                     91-0742146
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

         SAFECO Plaza, Seattle, Washington              98185
    (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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                          SAFECO CORPORATION CONFIRMS
                     SALE OF FOUR REGIONAL SHOPPING CENTERS

     SEATTLE - (December 17, 1998) - SAFECO Corporation (NASDAQ: SAFC) today announced that several of its real estate subsidiaries have signed an agreement with The Macerich Partnership, L.P. and the Ontario Teachers' Pension Plan Board to sell the following four regional shopping centers for $570 million:

     1.   Washington Square Mall, Tigard, Ore. (Portland area)
     2.   Kitsap Mall, Silverdale, Wash. (Seattle area)
     3.   Cascade Mall, Burlington, Wash. (Seattle area)
     4.   Redmond Town Center, Redmond, Wash. (Seattle area)

     In addition, and included in the purchase price, Macerich and Ontario Teachers' agreed to purchase a 50 percent interest in Oxmoor Center Mall in Louisville, Ky., as well as several strip-malls, subject to the right of first refusal by the other 50 percent owner. The transaction is expected to be completed in a series of closings in the first and second quarters of 1999.

     Salomon Smith Barney acted as exclusive financial advisor to SAFECO in this transaction.

     SAFECO, the premier company selling insurance and financial products through independent agents, was founded in 1923. Property and casualty insurance was SAFECO's original business and remains its largest operation. In addition, SAFECO engages in life insurance, surety, commercial credit, asset management, and financial services distribution operations. SAFECO employs more than 11,000 people nationwide and is represented by more than 8,000 independent agencies and brokerages across the country. SAFECO's web address is www.safeco.com.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: December 18, 1998             By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer